UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019
_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

11250 Waples Mill Rd., South Tower, Suite 210, Fairfax, Virginia (Address of Principal Executive Office)	22030 (Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019 and in accordance with the terms of the appointment and standstill agreement, dated July 3, 2018, by and between WidePoint Corporation (the “Company”) and Nokomis Capital, L.L.C. (“Nokomis”), the Board of Directors (the “Board”) of the Company appointed Richard L. Todaro and Julia A. Bowen as Class III directors of the Company, with Mr. Todaro as the appointee by Nokomis and Ms. Bowen as the mutual appointee.

Mr. Todaro, age 46, served as a member of the B. Riley board of directors from 2014 to 2018. While on the board of B. Riley he was the Chairman of the Audit Committee, a member of the Corporate Governance Committee and helped review a number of the mergers and acquisitions. Mr. Todaro previously spent 20 years at Kennedy Capital Management. He held several positions at Kennedy Capital Management, including Analyst, Assistant Director of Research, Assistant Portfolio Manager, Portfolio Manager, and Vice President and served as a member of its board of directors. Mr. Todaro spent three years as an advisory board member of the University of Missouri — St. Louis Finance Department. Mr. Todaro served on the board of Telenav from 2015 to 2016. While on the board of Telenav he served on the Compensation committee, the Corporate Governance committee. He served as an advisory board member for Gateway Greening from 2012-2016. Mr. Todaro also served in the Air National Guard as a staff sergeant from 1992 to 1998. Mr. Todaro received a BSBA in Finance from the University of Missouri — St. Louis and a Master of Finance degree from Saint Louis University. Mr. Todaro is a Chartered Financial Analyst and he has also passed the Uniform Investment Advisor Law examination.

Ms. Bowen, age 52, is the Senior Vice President, Strategic Engagements and General Counsel and Secretary of The MITRE Corporation, where she has worked in various positions since 2006. Ms. Bowen previously served as the chief legal counsel and Corporate Secretary of DHL Global Mail from 2003 to 2006. Ms. Bowen also served as the General Counsel and Corporate Secretary of QuadraMed Corporation from 2002 to 2003, and as the Vice President, General Counsel and Corporate Secretary of TREEV, Inc. from 1996 to 2002. Ms. Bowen also served as the Senior Counsel and Assistant Corporate Secretary of Manugistics, Inc. from 1994 to 1996. Ms. Bowen began her legal career with the law firm of Dyer, Ellis & Joseph P.C. (now Blank Rome LLP) in Washington, D.C. from 1990 to 1994. Ms. Bowen received a B.A. in English Literature and a J.D. from The Catholic University of America. Ms. Bowen is a member of the Maryland, Washington, D.C. and Virginia bar associations.

There are no family relationships between Mr. Todaro or Ms. Bowen and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer and there have been no transactions involving them that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Board has determined that Mr. Todaro and Ms. Bowen are each an “independent” director under applicable SEC and NYSE American LLC rules. The Board expects to appoint Mr. Todaro and Ms. Bowen to one or more committees of the Board at a later date. As non-employee directors, the compensation of Mr. Todaro and Ms. Bowen will be the same as all of the other non-employee directors of the Company.

Item 7.01
Regulation FD Disclosure.

On February 7, 2019, the Company issued a press release announcing the appointment of the new directors. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01
(d) Financial Statements and Exhibits.

Exhibit 99.1                                Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: February 7, 2019	By:	/s/ Kito Mussa
Kito Mussa
Executive Vice President and Chief Financial Officer

3